Exhibit 99.1

Corbus Pharmaceuticals Receives $5 Million Development Award

from Cystic Fibrosis Foundation Therapeutics to

Advance Resunab™ Clinical Program

- Award Supports Initiation of Phase 2 Clinical Trial with Resunab, a Novel Oral Anti-Inflammatory and Anti-Fibrotic Drug, in Individuals with Cystic Fibrosis -

- Study Expected to Begin This Quarter -

- Corbus Management Team to Host Conference Call and Webcast

at 10 a.m. EDT Today -

Norwood, MA (April 22, 2015) – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (the “Company”), a clinical stage drug development company focused on the treatment of rare, life-threatening inflammatory and fibrotic diseases, announced today that it has received a development award for up to $5 million from Cystic Fibrosis Foundation Therapeutics, Inc. (“CFFT”), the non-profit drug discovery and development affiliate of the Cystic Fibrosis Foundation. The development award will help support a first-in-patient Phase 2 clinical trial of the Company’s oral anti-inflammatory drug Resunab™ in adults with cystic fibrosis (“CF”).

“We have been working closely with CFFT on the design of our Phase 2 trial protocol and are honored by the decision to help fund this study,” said Yuval Cohen, Ph.D., Chief Executive Officer of Corbus Pharmaceuticals. “The Corbus team has an unwavering commitment to the development of breakthrough therapies to treat individuals with cystic fibrosis. We believe that Resunab has the potential to treat the pulmonary inflammation and fibrosis that play such a key role in the disease progression of CF, affecting both the quality of life and life expectancy in people with the disease. Further, Resunab has the potential to address CF in individuals regardless of the specific mutation they have.”

CF is a chronic, life-threatening, genetic disease that primarily affects the lungs and digestive system. CF is caused by a defective or missing CFTR protein resulting from mutations in the CFTR gene. The abnormal protein causes the buildup of thick, sticky mucus in the lungs, which, in turn, leads to recurrent bacterial infections. Importantly, individuals with CF also have an exaggerated, yet ineffective, innate immune response that compounds the inflammation and lung damage caused by the infections. The outcome is constant, harmful inflammation leading to progressive lung damage and failure.

Resunab is a novel synthetic oral drug with unique activity that has been shown to resolve inflammation and progressive fibrosis in pre-clinical models. Resunab has a favorable safety profile coupled with promising potency in pre-clinical models of inflammation and fibrosis. The drug binds to a receptor called CB2 on activated immune cells and triggers resolution of inflammation and reduction of pro-inflammatory pathways, in effect, turning chronic inflammation “off” without causing immunosuppression. Resunab also stops the influx of new inflammatory cells into the tissue and can act directly on fibroblasts to reduce their production of collagen that promotes fibrosis.

Alan F. Holmer, Chairman of the Board of Corbus Pharmaceuticals, remarked, “Addressing inflammation and the lung damage associated with cystic fibrosis has been a very challenging problem for people with the disease. We believe Resunab has the potential to make a difference in the lives of individuals with CF.”

“As a clinician and researcher focused on cystic fibrosis, I believe Resunab has encouraging potential as a novel, new therapy for CF. This CFFT development award highlights the importance of targeting inflammation in the treatment of CF and marks an important step forward in the advancement of new approaches for treating CF,” added James Chmiel, M.D., M.P.H., specialist in pediatric pulmonary diseases in the Division of Pediatric Pulmonology, Allergy, Immunology and Sleep Medicine and Associate Director of the LeRoy W. Matthews Cystic Fibrosis Center at University Hospitals Rainbow Babies & Children’s Hospital, who will serve as co-principal investigator of the Phase 2 study. “I am looking forward to the outcome of the upcoming clinical study.”

Corbus has submitted its Phase 2 clinical protocol for the treatment of cystic fibrosis with Resunab to the U.S. Food and Drug Administration (“FDA”) and anticipates beginning this study this quarter pending FDA approval of the protocol.

Conference Call and Webcast Details

The Company’s management team will host a conference call to discuss its plans for the Resunab Phase 2 clinical trial in adults with CF at 10 a.m. EDT today, Wednesday, April 22. The conference call may be accessed by telephone by dialing Toll-Free (US & Canada): 877-407-3978 or International: 412-902-0039; or by webcast on the Company’s website (www.CorbusPharma.com) under the Investors section in the IR Calendar. Webcast participants are encouraged to go to the web site 15 minutes prior to the start of the call to register, download and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the Corbus website at www.CorbusPharma.com and will be archived for 30 days.

About Cystic Fibrosis

Cystic fibrosis (“CF”) is a life-threatening, genetic disease that primarily affects the lungs and digestive system. It is found in about 30,000 people in the United States (70,000 worldwide). People with CF inherit a defective gene that causes heightened, yet inadequate, immune responses and a build-up of thick mucus in the lungs, pancreas and other organs. The thick mucus traps bacteria in the airways, which can result in infections and more inflammation. The chronic unresolved lung inflammation can lead to severe lung damage and respiratory failure. Respiratory problems are the most serious and persistent complication for individuals with CF. For more information on cystic fibrosis, go to www.cff.org.

About Resunab™

Resunab™ is a novel synthetic oral drug with unique activity that has been shown to resolve inflammation and pro-fibrotic processes. Pre-clinical models and Phase 1 clinical studies have shown Resunab to have a favorable safety profile coupled with promising potency in pre-clinical models of inflammation and fibrosis. Resunab binds to the CB2 receptor on immune cells and triggers resolution of inflammation and reduction of pro-inflammatory pathways, in effect turning chronic inflammation “off” without causing immunosuppression.

About Corbus Pharmaceuticals

Corbus Pharmaceuticals is a clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare life-threatening inflammatory and fibrotic diseases. Our lead product candidate Resunab™ is a novel oral drug that resolves chronic inflammation and pro-fibrotic processes. Resunab is scheduled to commence Phase 2 clinical trials for the treatment of cystic fibrosis and diffuse cutaneous systemic sclerosis (scleroderma) in 2015. For more information, please visit www.CorbusPharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Jenene Thomas

Investor Relations and Corporate Communications Advisor

Jenene Thomas Communications, LLC

Phone: +1 (908) 938-1475

Email: jenene@jenenethomascommunications.com

Media Contact

David Schull or Marissa Goberdhan

Russo Partners, LLC

Phone: +1 (858) 717-2310

Email: david.schull@russopartnersllc.com

Email: marissa.goberdhan@russopartnersllc.com

Source: Corbus Pharmaceuticals Holdings, Inc.

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